Exhibit 99.1

Enertopia Announces Oxyhydrogen Mobile Lab Build and Next Steps

Kelowna, British Columbia--(Newsfile Corp. - May 29, 2025) - Enertopia Corporation (OTCQB: ENRT) and (CSE: ENRT) ("Enertopia'' or the "Company") is pleased to announce its latest oxyhydrogen update.

The Company has started the build of a mobile lab testing and proving facility of 200 sq feet. We believe this will be the basis for a field prototype unit, allowing for in field testing as our trials progress. We believe from our research that a mobile unit is the best way to showcase Oxyhydrogen technology, as it will allow real-time demonstrations to potential users and vendors alike.

The mobile unit will enable the completion of a fully automated oxyhydrogen production, and replacement system, to create oxyhydrogen, which can then be used to run a wide variety of propane appliances.

Our mobile unit will be able to showcase the entire process of producing oxyhydrogen, storing oxyhydrogen and using oxyhydrogen. The mobile unit will be the template for our Drop in solution for heating water, hot air for winter or use an air conditioning unit on a hot summer day.

Upcoming CEO Presentation:

We're pleased to share that Enertopia's' CEO, Robert McAllister, will be participating and speaking as a part of the Summit on Responsible Investment (SoRi), hosted by The Canadian Securities Exchange (CSE) on Thursday, June 5 at 1:00 - 4:30pm PST in Kelowna, BC.

To attend, please register here: https://www.eventcreate.com/e/sori2025

On May 20, 2025 CEO Robert McAllister, presented to Investors on the Remark financial video platform with a follow-up Q&A secession with the link at https://enertopia.com/investors/.

"We are working aggressively at mapping out the next steps for advancements in patented clean energy technologies and our patent pending oxyhydrogen technology", stated President and CEO Robert McAllister.

About Enertopia Corp.

Enertopia Corp. defines itself as an Energy Solutions Company focused on modern technology through a combination of our intellectual property patents in green technologies to build shareholder value.

For further information, please contact:

Enertopia Corporation
Robert McAllister, CEO

Tel: 1-888-ENRT201

www.enertopia.com

Renmark Financial Communications Inc.

Preston Conable: pconable@renmarkfinancial.com

Tel: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its, mining projects, 3rd party lithium technology,  competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements.  Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates.  There can be no assurance that the current patented or patent pending technology being used or developed will be economic or have any positive impact on Enertopia. There can be no assurance that the financing will close and if closed will have any positive impact on Enertopia. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities.

Neither the OTC Markets and the CSE Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined, in the policies of the CSE Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.